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                                                                    Exhibit 21.1

List of ImaginOn Subsidiaries


Name of Subsidiary                         State of Incorporation
------------------                         ----------------------

ImaginOn.com                                     California

ImaginOn Digital Productions, Inc.               Delaware

iNow, Inc.                                       California